U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2018 (May 27, 2018)

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2018, Raymond F. Akers, Jr., submitted his written resignation (the “Resignation Letter”) from Akers Biosciences, Inc.’s (the “Company”) board of directors (the “Board”) effective immediately. Dr. Akers did not state in the Resignation Letter that he had any disagreement with the Company. Dr. Akers thereafter delivered a letter, dated May 30, 2018 (the “Disagreement Letter”), setting forth his disagreements with the Company. A copy of the Resignation Letter and the Disagreement Letter are attached hereto as Exhibit 17.1 and Exhibit 17.2 respectively.

The Company believes that Dr. Akers resigned due to his significant differences with other members of the Board regarding the management of the Company, its accounting and business practices and its counsel.

As previously disclosed the Company’s audit committee of the Board has been reviewing certain revenue recognition items with respect to the first quarter of 2018, as well as previous quarters. The Company believes Dr. Akers has not been fully cooperative in connection with such review.

In accordance with the requirements of Item 5.02(a) of Current Report on Form 8-K, the Company has provided Dr. Akers with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
17.1	Resignation Letter, dated May 27, 2018

17.2	Disagreement Letter, dated May 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: June 1, 2018	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer